SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2014

Northwest Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-34582	27-0950358
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

100 Liberty Street
Warren, Pennsylvania	16365
(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code:  (814) 726-2140

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers

On August 22, 2014, Northwest Bancshares, Inc. (the “Company”) announced a change in its organizational structure. Steven G. Fisher and William W. Harvey, Jr. have been promoted to Senior Executive Vice-Presidents of their respective divisions. Mr. Fisher will lead the Company’s Production and Revenue Division with the functional title of Chief Revenue Officer. Mr. Harvey will lead the Technology, Operations, Finance and Support Division and will retain his functional title of Chief Financial Officer. In an effort to flatten the Company’s structure, the reorganization included the elimination of two executive positions; E.V.P. — Trust, Investment Management, Retirement Services and Insurance and EVP — Lending, which positions were held by Named Executive Officers Gregory C. LaRocca and Timothy A. Huber, respectively. As a result of the reorganization, Mr. LaRocca has decided to retire from the Company effective October 31, 2014 and Mr. Huber is considering a non-executive role within the Company.

Item 8.01	Other Events

On August 22, 2014, the Company issued a press release announcing the corporate reorganization. A copy of the Press Release is attached as Exhibit 99.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits

	Exhibit No.	Description
	99.1	Press release dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE:	August 27, 2014	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer